UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: June 25, 2007

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

Nexia has notified World Stock Exchange, LLC of Scottsdale Arizona that Nexia is terminating and cancelling its agreement with World Stock Exchange and requesting the immediate return of all funds paid to World Stock Exchange for a failure to provide contracted for services.  This would include the return of $34,000 paid in cash, Nexia has not issued any shares of preferred stock as compensation for this agreement and will refuse to delivery any such shares based on the termination and cancellation of the agreement between the parties.

Nexia has notified Expedite Ventures, of Rochester, New York that Nexia is terminating and cancelling its agreement of May 30, 2007 with Expedite for a failure to provide contracted for services and Nexia has requested the immediate return of all fees paid to Expedite based upon the failure to provide any valuable services to Nexia since the execution of the agreement.

Each of these agreements was discussed and disclosed in an 8-K filing made on or about June 1, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: June 25, 2007	By:	/s/ Richard Surber
Richard Surber
CEO, CFO, President and Director

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